Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of B. Riley Financial, Inc. on Form S-3 pursuant to Rule 462(b) under the Securities Act of 1933, as Amended, of our report dated March 5, 2019, with respect to our audits of the consolidated financial statements of B. Riley Financial, Inc. as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and our report dated March 5, 2019 with respect to our audit of the effectiveness of internal control over financial reporting of B. Riley Financial, Inc. as of December 31, 2018 appearing in the Annual Report on Form 10-K of B. Riley Financial, Inc. for the year ended December 31, 2018. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-3 File No. 333-233907 incorporated by reference in this Registration Statement.

/s/ Marcum llp

Marcum llp

New York, NY

February 10, 2020